UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

CNET NETWORKS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

The following is the text of a press release issued by CNET Networks, Inc. on March 27, 2008.

CNET NETWORKS ISSUES STATEMENT

SAN FRANCISCO - March 27, 2008 - CNET Networks, Inc. (Nasdaq: CNET) today issued the following statement in response to JANA Partners’ statement made in connection with a proposed proxy contest:

“It comes as no surprise that JANA Partners today issued a statement attempting to take credit for CNET Networks’ initiatives and attacking our active and engaged board.

“CNET Networks has constantly innovated. Since 2007, CNET Networks has made significant strategic, financial, personnel and operational progress. The Company has sharpened its focus on core brands, disposed of underperforming assets, recruited industry leaders to replace almost half of its executive management team, made strategic acquisitions solidifying the Company’s leadership in key categories and geographies, added two independent members to its Board, resolved legacy legal issues, realigned its workforce, and is exploring ways of optimizing international operations. CNET Networks continues to execute on its strategy to focus on its leading brands while altering its business model to accelerate growth and drive profitability. Today, CNET Networks is the 10th largest Internet network in the world.

“CNET Network’s diverse and experienced board of directors is comprised of eight directors, seven of whom are independent. CNET Networks’ board and management team have been and remain intensely focused on acting in the best interests of the Company and creating value for all stockholders.”

About CNET Networks, Inc.

CNET Networks, Inc. (Nasdaq:CNET) is an interactive media Company that builds brands for people and the things they are passionate about, such as gaming, music, entertainment, technology, business, food, and parenting. The Company’s leading brands include BNET, CHOW, CNET, GameSpot, and TV.com. Founded in 1992, CNET Networks has a strong presence in the US, Asia, and Europe.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

CNET Networks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNET Networks in connection with the upcoming annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in connection with the matters to be voted on at the annual meeting will be included in the proxy statement filed by CNET Networks in connection with the annual meeting. In addition, CNET Networks files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from CNET Networks at www.cnetnetworks.com. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Contact:

CNET Networks, Inc.

Sarah Cain, 415-344-2218 (Media)

sarah.cain@cnet.com

or

Andy Brimmer / James Golden (Media / Investors)

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449 ext. 111